Exhibit 99.1

Sevion Therapeutics Reports First Quarter 2015 Financial Results

Bridgewater, NJ - November 17, 2014 - Sevion Therapeutics, Inc. ("Sevion" or the "Company") (OTCQB: SVON), a biopharmaceutical company which discovers, develops and acquires next-generation biologics for the treatment of cancer and immunological diseases, today reported financial results for the fiscal quarter ended September 30, 2014 (“First Quarter 2015”).

"During the first fiscal quarter of 2015, we made a strategic decision to focus our efforts and resources on our proprietary antibody discovery technology platforms, including two promising antibodies that are advancing toward IND status,” said Ronald Martell, Chief Executive Officer of Sevion. “Our strategy for building long-term shareholder value is to leverage our pipeline and platforms through partnerships, while looking at high-potential in-licensing opportunities that fit with our therapeutic areas of interest and primary scientific focus. Through this transition phase, our goal is to streamline operations while putting in place the building blocks for reaching our goal of becoming a preeminent next-generation biologics company with best and first-in-class product candidates and technologies.”

Fiscal First Quarter 2015 and Recent Highlights

•	Announced corporate rebranding and adoption of new ticker symbol, “SVON.” In September, Sevion announced a corporate rebranding and new corporate identity. In October, Sevion began trading under the ticker symbol “SVON.”

•	Implemented new corporate strategy. In October, the Company and board of directors determined that, given previously disclosed results of the Company’s SNS01-T product candidate, and as a result of the Company’s limited resources, it was in the best interest of the Company to put the clinical program for this product candidate on hold, pending further discussions by the Board and the Company’s ability to raise additional capital. Sevion will direct its resources toward the growth and development of the Company’s antibody platform, which includes its cell-based arrayed antibody discovery and ultralong antibody scaffold technologies, as well as proprietary and partnered therapeutic programs.

•	Consolidated corporate headquarters into its existing La Jolla, California facility. In October, the Company announced that will close its Bridgewater, New Jersey facility upon the November 30, 2014 expiration of its lease for that facility, and will consolidate its operations in the company’s La Jolla, California facility.

•	Announced management restructuring. In October, the Company announced a management restructuring under which Leslie J. Browne, Ph.D., President, Joel Brooks, Chief Financial Officer, Treasurer and Secretary, Richard Dondero, Vice President of Clinical Research, and John E. Thompson, Ph.D., a scientific founder of the Company, will depart the Company. The Company is currently looking to hire a Chief Financial Officer as a replacement for Mr. Brooks upon his departure.

•	Presented at the 13th Annual BIO Investor Forum in San Francisco. In October, Ronald Martell presented at the 13th Annual BIO Investor Forum in San Francisco, CA.

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First Fiscal Quarter 2015 Financial Results

For the first quarter ended September 30, the Company reported no revenue versus $0.1 million a year ago, which consisted of a milestone payment in connection with an agricultural license agreement.

Research and development expenses for the first fiscal quarter of 2015 were $2.1 million compared to $0.8 million for the first fiscal quarter of 2014. The increase was primarily due to the acquisition of Fabrus, Inc., in May 2014, and the write-off of clinical trial materials due to the suspension of the Company’s clinical trial program.

General and administrative expenses were $0.8 million for the first fiscal quarter of 2015 compared to $0.9 million for the comparable year-ago first quarter.

The loss applicable to common shares for the first fiscal quarter of 2015 was $5.2 million, or $(0.38) per share, compared with a loss applicable to common shares for the first fiscal quarter of 2014 of $1.8 million, or $(0.78) per share. This increase in the loss applicable to common shares was primarily the result of an increase in research and development expenses and patents and clinical trial materials written off.

As of September 30, 2014, the Company had cash and cash equivalents of $3.8 million, compared to cash and cash equivalents of $6.1 million as of June 30, 2014. The Company believes that it has sufficient funds to maintain operations through March 2015.

About Sevion Therapeutics

Sevion Therapeutics is a biopharmaceutical company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds and Chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit SevionTherapeutics.com.

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Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to integrate the Fabrus science and operations, including the rebranding of the Company as Sevion Therapeutics; the Company’s ability to continue as a going concern; the ability of the Company to consummate additional financings; the development of the Company’s gene and antibody technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Investors:

info@seviontherapeutics.com

David Pitts, Argot Partners

(212) 600-1902

sevion@argotpartners.com

For Media:

Rachel Hutman

Rachel@canalecomm.com

619-849-5384

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SEVION THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 30,	June 30,
	2014	2014

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,837,139	$6,111,340
Accounts receivable	43,133	43,133
Prepaid research supplies and expenses	163,147	1,069,925

Total Current Assets	4,043,419	7,224,398

Equipment, furniture and fixtures, net	262,633	223,475
Patent costs, net	123,531	2,178,867
Acquired research and development	9,800,000	9,800,000
Goodwill	13,902,917	13,902,917
Security deposit	5,171	5,171

TOTAL ASSETS	$28,137,671	$33,334,828

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$613,020	$901,180
Accrued expenses	1,074,168	923,991

Total Current Liabilities	1,687,188	1,825,171

Deferred tax liability	3,920,000	3,920,000
Other liabilities	99,728	99,728

TOTAL LIABILITIES	5,706,916	5,844,899

COMMITMENTS

STOCKHOLDERS' EQUITY:

Convertible preferred stock, $0.01 par value, authorized 5,000,000 shares
Series A 10,297 shares issued and 580 and 580 shares outstanding, respectively
(liquidation preference of $609,000 and $594,500
at September 30, 2014 and June 30, 2014, respectively)	6	6
Common stock, $0.01 par value, authorized 500,000,000 shares,
issued and outstanding 13,846,361 and 13,846,361, respectively	138,463	138,463
Capital in excess of par	115,770,859	115,631,726
Accumulated deficit	(93,478,573)	(88,280,266)

Total Stockholders' Equity	22,430,755	27,489,929

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$28,137,671	$33,334,828

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SEVION THERAPEUTICS, INC. AND SUBSIDIARIES
CONDENSED ONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Three Months Ended September 30,
	2014	2013

Licensing Revenue	$-	$100,000

Operating expenses:
General and administrative	774,600	856,631
Research and development	2,120,156	810,937
Write-off of patents	2,290,836	185,161

Total operating expenses	5,185,592	1,852,729

Loss from operations	(5,185,592)	(1,752,729)

Interest expense - net	1,785	(31,604)

Net loss	(5,183,807)	(1,784,333)

Preferred dividends	(14,500)	(21,623)

Loss applicable to common shares	(5,198,307)	(1,805,956)

Other comprehensive loss	-	-

Comprehensive loss	$(5,198,307)	$(1,805,956)

Basic and diluted net loss per common share	$(0.38)	$(0.78)

Basic and diluted weighted-average number of common shares outstanding	13,846,361	2,307,926

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